EXHIBIT 99.1

Dionex Reports Record Net Sales and Earnings for the Second Quarter

SUNNYVALE, Calif., Jan. 31, 2008 (PRIME NEWSWIRE) -- Dionex Corporation (Nasdaq:DNEX) today announced record net sales and earnings for the second quarter and six months ended December 31, 2007.

For the second quarter of fiscal 2008, sales were $98.0 million, an increase of 17% compared with the $83.5 million reported in the same quarter of last year. Currency fluctuations added $5.3 million to reported sales for this quarter, or 6%, compared with the second quarter of fiscal year 2007. Diluted earnings per share were $0.77 for the second quarter, compared to the $0.68 reported in the second quarter of last year. Net income for the second quarter of last fiscal year included a discrete tax benefit from the extension of the federal research credit of approximately $550,000 or $0.03 per share.

For the first six months of fiscal 2008, sales were $180.5 million, an increase of 15% compared with the $156.4 million reported for the first six months of fiscal 2007. Currency fluctuations added $7.5 million to our reported sales in the first six months of fiscal 2008, or 5%, compared to the first six months of fiscal 2007. Diluted earnings per share were $1.30, an increase of 17% compared with the $1.11 reported in the first six months of fiscal 2007.

During the quarter, the Company repurchased 187,642 shares of its common stock for $15.9 million. In the first six months of fiscal 2008, the Company repurchased 445,467 shares of its common stock for $34.5 million.

Lukas Braunschweiler, President and Chief Executive Officer, commenting on the results, said, "We are very pleased to report such strong results for the second quarter. We reported the highest quarterly sales in the history of the Company. We also reported record earnings for the quarter, driven by solid and continued operating margin expansion.

"We experienced strong growth in all three major geographic regions and in both ion chromatography and HPLC. Sales in North America were up 21% for the quarter reflecting a continuation of improved performance in North America. European sales grew in the high teens in reported dollars and in the mid-single digits in local currency. Sales in our Asia/Pacific region grew 15% in the second quarter in reported dollars and 11% in local currency, driven by strong results in China, Korea, India and Australia.

"Demand from our life sciences and environmental customers was up strongly this quarter. Customer demand in our chemical/petrochemical and food/beverage markets was up significantly this quarter, while demand from our electronic and power customers was down this quarter.

"We experienced high teens sales growth in ion chromatography this quarter. The sales growth was broad based coming from both instrumentation and consumables. Our HPLC sales growth was strong again this quarter. We continue to be very pleased with the strong customer acceptance of our new Ultimate 3000 HPLC products.

"Based on our strong performance in the second quarter we believe that we are well positioned for good growth in sales and earnings in the second half of fiscal year 2008. We estimate that net sales will be in the range of $92-$96 million and diluted earnings per share will be in the range of $0.66-$0.70 for the third quarter. We are increasing our sales and diluted earnings per share forecasts for the full fiscal year 2008. We estimate that sales will be in the range of $363-$370 million and diluted earnings per share will be in the range of $2.62-$2.69. Our forecasts are based on the following assumptions: (1) currency rates will have a 4 percentage point positive impact on sales in fiscal year 2008; (2) our gross profit margin will be approximately 66% for the remainder of fiscal year 2008; and (3) our tax rate for the second half of fiscal year 2008 should be in the range of 35.5%-36.5%."

Dionex Corporation is a leading manufacturer and marketer of chromatography systems for chemical analysis. The Company's systems are used in environmental analysis and by the life sciences, food and beverage, chemicals, petrochemicals, power generation and electronics industries in a variety of applications.

Management of the Company will discuss the second quarter results in a conference call on Wednesday, January 31, 2008, at 1:30 p.m. Pacific Time (PT). To listen to the call live, please tune into the webcast via www.dionex.com. A playback of the conference call will be available from 8:00 a.m. PT, Friday, February 1, 2008 until 5:00 p.m. PT, Friday, March 28, 2008.

Certain statements contained herein or made in the quarterly conference call that are not purely historical are forward-looking statements. Factors that may cause actual results to differ from these statements are foreign currency fluctuations, competition from other products, economic conditions in the areas in which the company sells its products and demand for analytical instrumentation. These factors and other risks and uncertainties are discussed in greater detail in the Company's most recent reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                           DIONEX CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share amounts)
                             (Unaudited)

                               Three Months Ended    Six Months Ended
                                  December 31,          December 31,
                                2007       2006       2007       2006
                             --------   --------   --------   --------
  Net sales                  $ 98,038   $ 83,519   $180,461   $156,376
  Cost of sales                31,832     27,655     60,528     52,614
                             --------   --------   --------   --------
  Gross profit                 66,206     55,864    119,933    103,762
                             --------   --------   --------   --------
  Operating expenses:
    Selling, general
     and administrative        35,888     30,576     67,044     59,005
    Research and product
     development                7,568      6,101     14,169     11,849
                             --------   --------   --------   --------
      Total operating
       expenses                43,456     36,677     81,213     70,854
                             --------   --------   --------   --------

  Operating income             22,750     19,187     38,720     32,908

  Interest income, net            262        191        729        500
  Other income (expense)         (639)       262     (1,390)       (69)
                             --------   --------   --------   --------

  Income before taxes
   on income                   22,373     19,640     38,059     33,339
  Taxes on income               7,544      6,373     13,080     11,401
                             --------   --------   --------   --------
      Net income             $ 14,829   $ 13,267   $ 24,979   $ 21,938
                             ========   ========   ========   ========

  Basic earnings per
   share                     $   0.80   $   0.69   $   1.34   $   1.14
                             ========   ========   ========   ========
  Diluted earnings
   per share                 $   0.77   $   0.68   $   1.30   $   1.11
                             ========   ========   ========   ========
  Shares used in computing
   per share amounts:
    Basic                      18,605     19,154     18,685     19,297
                             ========   ========   ========   ========
    Diluted                    19,242     19,609     19,268     19,732
                             ========   ========   ========   ========

                           DIONEX CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                AT DECEMBER 31, 2007 AND JUNE 30, 2007
                            (In thousands)
                             (Unaudited)

                                           December 31,      June 30,
                                               2007            2007
                                           -----------      ---------
  ASSETS

    Current assets:
      Cash, cash equivalents
       and short term investments           $  64,249       $  55,062
      Accounts receivable, net                 68,285          65,990
      Inventories                              30,476          28,626
      Other current assets                     20,895          21,096
                                            ---------       ---------

         Total current assets                 183,905         170,774

    Property, plant and equipment,
     net                                       64,611          62,366
    Goodwill and other intangible
     assets                                    32,437          32,398
    Other assets                               16,923           6,231
                                            ---------       ---------
                                            $ 297,876       $ 271,769
                                            =========       =========

  LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
      Notes payable                         $  14,080       $     231
      Accounts payable                         12,549          12,293
      Accrued liabilities                      47,892          48,946
      Income taxes payable                        302          13,068
      Accrued product warranty                  3,181           2,875
                                            ---------       ---------

        Total current liabilities              78,004          77,413

    Deferred income taxes and
     other                                     26,777           8,648
    Stockholders' equity                      193,095         185,708
                                            ---------       ---------
                                            $ 297,876       $ 271,769
                                            =========       =========

CONTACT:  Dionex Corporation
          Craig McCollam
          408-481-4107